Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports Second Quarter 2015 Results

CHRISTIANSTED, U.S. Virgin Islands, August 10, 2015 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) today announced financial and operating results for the second quarter of 2015.

Second Quarter 2015 Highlights:

•	Estimated taxable income for the second quarter of 2015 increased by 42% to $37.7 million, from $26.5 million for the second quarter of 2014.

•	Declared and paid a $0.55 per share dividend.

•	Agreed to purchase up to 1,325 single-family rental homes from Invitation Homes for an aggregate purchase price of $112.6 million. Transaction expected to close in August 2015.

•	Completed a third non-performing loan securitization in June 2015.

•	Transferred servicing of 4,342 loans with an aggregate UPB of $1.2 billion to our two new mortgage servicers.

•	Sold 189 re-performing mortgage loans for total proceeds of $34.6 million.

•	Asset management fees reduced to $5.2 million in the second quarter of 2015 from $15.5 million in the second quarter of 2014.

•	Initiated a program to acquire rental properties on a one-by-one basis using a proprietary valuation model. Expect to commence purchases in the third quarter of 2015.

“In the second quarter of 2015, we took crucial steps to diversify Residential’s acquisition strategies to anticipate and respond to changing market conditions and grow our single-family rental portfolio,” said Chief Executive Officer George G. Ellison. “I believe these critical achievements position Residential to be one of the preeminent single-family rental players in the industry. We are also undertaking grass root efforts to offer quality, affordable rental homes to working class families while offering incentives and beneficial programs for our renters to improve their credit ratings and provide with them opportunities to improve their living situations.”

Second Quarter 2015 Financial Results

Net income totaled $13.1 million, or $0.23 per diluted share, for the second quarter of 2015 compared to net income of $67.8 million, or $1.18 per diluted share, for the second quarter of 2014. Net income for the six months ended June 30, 2015 totaled $25.5 million, or $0.44 per diluted share, compared to net income of $109.7 million, or $1.97 per diluted share, for the six months ended June 30, 2014.

Webcast and conference call

The Company will host a webcast and conference call on Monday, August 10, 2015, at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter of 2015. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States.  Additional information is available at www.altisourceresi.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014

Revenues:
Rental revenues	$2,140	$181	$3,540	$250
Net unrealized gain on mortgage loans	42,209	105,042	103,343	170,172
Net realized gain on mortgage loans	19,272	10,819	34,654	20,140
Net realized gain on re-performing mortgage loans	254	—	405	—
Net realized gain on real estate	12,404	1,234	23,012	1,234
Interest income	240	81	480	189
Total revenues	76,519	117,357	165,434	191,985
Expenses:
Residential property operating expenses	16,857	3,253	29,316	4,303
Real estate depreciation and amortization	1,344	103	2,342	151
Real estate selling costs and impairment	8,839	2,879	23,530	3,233
Mortgage loan servicing costs	16,246	16,925	34,512	28,362
Interest expense	13,398	6,945	25,041	12,653
General and administrative	1,569	2,808	6,350	3,846
Related party general and administrative	5,151	17,467	20,801	30,099
Total expenses	63,404	50,380	141,892	82,647
Other income	—	383	2,000	383
Income before income taxes	13,115	67,360	25,542	109,721
Income tax expense (benefit)	23	(422)	26	26
Net income	$13,092	$67,782	$25,516	$109,695

Earnings per share of common stock – basic:
Earnings per basic share	$0.23	$1.19	$0.45	$1.98
Weighted average common stock outstanding – basic	57,208,273	57,138,695	57,204,602	55,297,630
Earnings per share of common stock – diluted:
Earnings per diluted share	$0.23	$1.18	$0.44	$1.97
Weighted average common stock outstanding – diluted	57,407,845	57,401,953	57,407,253	55,754,685

Dividends declared per common share	$0.55	$0.45	$1.18	$0.93

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets:
Real estate held for use:
Land	$23,743	$14,424
Rental residential properties (net of accumulated depreciation of $3,351 and $1,062, respectively)	97,533	60,908
Real estate owned	548,137	457,045
Total real estate held for use, net	669,413	532,377
Real estate assets held for sale	134,027	92,230
Mortgage loans at fair value	1,716,489	1,959,044
Mortgage loans held for sale	5,977	12,535
Cash and cash equivalents	70,502	66,166
Restricted cash	18,459	13,282
Accounts receivable	45,981	10,313
Related party receivables	—	17,491
Investment in affiliate	18,000	18,000
Deferred leasing and financing costs, net	8,605	4,251
Prepaid expenses and other assets	6,184	373
Total assets	$2,693,637	$2,726,062
Liabilities:
Repurchase and loan and security agreements	$810,236	$1,015,000
Other secured borrowings (including $14,991 repurchase agreement with NewSource at June 30, 2015 and December 31, 2014)	538,916	339,082
Accounts payable and accrued liabilities	54,247	11,678
Related party payables	5,163	33,391
Total liabilities	1,408,562	1,399,151
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,216,166 and 57,192,212 shares issued and outstanding, at June 30, 2015 and December 31, 2014, respectively	572	572
Additional paid-in capital	1,227,246	1,227,091
Retained earnings	57,257	99,248
Total equity	1,285,075	1,326,911
Total liabilities and equity	$2,693,637	$2,726,062

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that we use in connection with monitoring our compliance with certain REIT requirements. Estimated REIT taxable income should not be considered as an alternative to net income or net income per share as indicators of our operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income ($ in thousands):

	Three months ended June 30, 2015	Six months ended June 30, 2015
Income before income taxes	$13,115	$25,542
Add net loss of taxable REIT subsidiaries	9,119	14,066
Adjusted net income	22,234	39,608
Book to tax differences:
Net unrealized gain on mortgage loans	5,598	(7,051)
Net realized gain on mortgage loans	(1,411)	(4,255)
Net realized gain on re-performing mortgage loans	194	112
Net realized gain on real estate sold	(13,175)	(23,974)
Interest income, advances and recoveries	8,432	14,614
Depreciation	(254)	100
Valuations and impairments	3,743	14,451
Mortgage loan servicing cost	12,301	25,461
Acquisition fees and due diligence	(92)	36
Other book/tax differences, net	97	223
Estimated REIT taxable income	$37,667	$59,325